Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement of Brookfield Renewable Energy Partners L.P. on Amendment No. 3 to the Form 20-F of our report dated April 27, 2012 relating to the consolidated financial statements of Brookfield Renewable Energy Partners L.P. as at December 31, 2010 and for the years ended December 31, 2010 and December 31, 2009, appearing in this Registration Statement.

We also consent to the reference to us under the heading “Statement By Experts” in this Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

September 14, 2012